Exhibit 20.2

MONTHLY STATEMENT

Capital One Master Trust

SERIES 2002-1

Under the Amended and Restated Pooling and Servicing Agreement dated as of September 30, 1993, as amended and restated as of August 1, 2002, January 13, 2006, March 23, 2007, July 1, 2007, and as further amended by the First Amendment, dated as of March 1, 2008 (as amended and supplemented, the “Agreement”), among Capital One Bank (USA), National Association, as Servicer, Capital One Funding, LLC, as Transferor, and The Bank of New York, as Trustee (the “Trustee”), Capital One Bank (USA), National Association as Servicer is required to prepare certain information each month regarding current distributions to Certificateholders and the performance of the Capital One Master Trust (the “Trust”) during the previous month. The information which is required to be prepared with respect to the Distribution Date of November 17, 2008, and with respect to the performance of the Trust during the month October, 2008, is set forth below. Certain information is presented on the basis of an original principal amount of $1,000 per investor Certificate (a “Certificate”). Certain other information is presented based on the aggregate amounts for the Trust as a whole. Capitalized terms used in this Monthly Statement have their respective meanings set forth in the Agreement.

A) Information Regarding Distributions to the Class A Certificateholders
(Stated on the Basis of $1,000 Original Principal Amount)
1) The total amount of the distribution to Class A Certificateholders on November 17, 2008 per $1,000 Original Principal Amount	4.3885416615
2) The amount of the distribution set forth in paragraph 1 above in respect of interest on the Class A Certificates, per $1,000 Original Principal Amount	4.3885416615
3) The amount of the distribution set forth in paragraph 1 above in respect of principal on the Class A Certificates, per $1,000 Original Principal Amount	0.0000000000
B) Class A Investor Charge Off’s and Reimbursement of Charge Off’s
1) The amount of Class A Investor Charge Off’s	$0.00
2) The amount of Class A Investor Charge Off’s set forth in paragraph 1 above, per $1,000 Original Principal Amount	0.0000000000
3) The total amount reimbursed to the Trust in respect of Class A Investor Charge Off’s	$0.00
4) The amount set forth in paragraph 3 above, per $1,000 Original Principal Amount (which will have the effect of increasing, pro rata, the amount of each Series 2002-1 Investor Certificateholder’s Investment)	0.0000000000
5) The amount, if any, by which the outstanding principal balance of the Class A Certificates exceeds the Class A Invested Amount after giving effect to all transactions on such Distribution Date	$0.00
C) Information Regarding Distributions to the Class B Certificateholders (Stated on the Basis of $1,000 Original Principal Amount)
1) The total amount of the distribution to Class B Certificateholders on November 17, 2008 per $1,000 Original Principal Amount	4.7552083000
2) The amount of the distribution set forth in paragraph 1 above in respect of interest on the Class B Certificates, per $1,000 Original Principal Amount	4.7552083000
3) The amount of the distribution set forth in paragraph 1 above in respect of principal on the Class B Certificates, per $1,000 Original Principal Amount	0.0000000000

D) Class B Investor Charge Off s and Reimbursement of Charge Off’s
1) The amount of Class B Investor Charge Off’s	$0.00
2) The amount of Class B Investor Charge Off’s set forth in paragraph 1 above, per $1,000 Original Principal Amount	0.0000000000
3) The total amount reimbursed to the Trust in respect of Class B Investor Charge Off’s	$0.00
4) The amount set forth in paragraph 3 above, per $1,000 Original Principal Amount (which will have the effect of increasing, pro rata, the amount of each Series 2002-1 Investor Certificateholder’s Investment)	0.0000000000
5) The amount, if any, by which the outstanding principal balance of the Class B Certificates exceeds the Class B Invested Amount after giving effect to all transactions on such Distribution Date	$0.00
E) Information Regarding Distributions to the Collateral Interest Holder (Stated on the Basis of $1,000 Original Principal Amount)
1) The total amount of the distribution to Collateral Interest Holder on Distribution Date: November 17, 2008 per $1,000 Original Principal Amount	5.4885417143
2) The amount of the distribution set forth in paragraph 1 above in respect of interest on the Collateral Interest, per $1,000 Original Principal Amount	5.4885417143
3) The amount of the distribution set forth in paragraph 1 above in respect of principal on the Collateral Interest, per $1,000 Original Principal Amount	0.0000000000
F) Collateral Interest Investor Charge Off’s and Reimbursement of Charge Off’s
1) The amount of Collateral Interest Investor Charge Off’s	$0.00
2) The amount of Collateral Interest Investor Charge Off’s set forth in paragraph 1 above, per $1,000 Original Principal Amount	0.0000000000
3) The total amount reimbursed to the Trust in respect of Collateral Interest Investor Charge Off’s	$0.00
4) The amount set forth in paragraph 3 above, per $1,000 Original Principal Amount	0.0000000000